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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                                August 23, 1997
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)



                          BERGEN BRUNSWIG CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)




  NEW JERSEY                    1-5110                      22-1444512
(STATE OR OTHER              (COMMISSION                  (IRS EMPLOYER
JURISDICTION OF              FILE NUMBER)               IDENTIFICATION NO.)
INCORPORATION)




           4000 METROPOLITAN DRIVE, ORANGE, CALIFORNIA      92668
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)


                                 (714) 385-4000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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ITEM 5.  OTHER EVENTS

   On August 24, 1997, Bergen Brunswig Corporation ("Bergen") and Cardinal Health, Inc. ("Cardinal") announced that they have entered into an Agreement and Plan of Merger, dated as of August 23, 1997 (the "Merger Agreement"), pursuant to which Bruin Merger Corp., a newly formed wholly owned subsidiary of Cardinal, will be merged with and into Bergen and Bergen will become a wholly owned subsidiary of Cardinal (the "Merger"). Under the terms of the Merger Agreement, shareholders of Bergen will receive 0.7750 of a Cardinal Common Share for each share of Bergen Common Stock they hold upon consummation of the Merger. The Merger is intended to be tax-free and to qualify as a pooling of interests for financial reporting purposes. Consummation of the transaction is subject to the satisfaction of certain conditions, including approvals by the shareholders of Bergen and Cardinal and receipt of certain regulatory approvals.

     The Merger Agreement also provides that in the event the Merger is terminated pursuant to certain of the circumstances specified under Article VII thereof, either Bergen or Cardinal, depending upon the circumstances giving rise to the termination, may be obligated to pay to the other a termination fee or as liquidated damages, either $50 million or $75 million. In addition to such payment, in certain circumstances set forth in such Article, one party may become obligated to reimburse the other party up to $12 million for costs and expenses incurred in connection with the transaction.

   The Merger Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to such Exhibit.

   In connection with the execution of the Merger Agreement, Bergen and Cardinal entered into a Stock Option Agreement, dated August 23, 1997 (the "Stock Option Agreement"), pursuant to which Bergen granted Cardinal an option, exercisable under certain circumstances specified in such agreement, to purchase up to 10,028,163 shares of Bergen Common Stock (approximately 19.9% of the outstanding shares of Bergen Brunswig Stock, without giving effect to the exercise of the option), at a purchase price of $48.29 per share. The Stock Option Agreement is filed as Exhibit 99.2 hereto and is incorporated herein by reference. The foregoing description of the Stock Option Agreement is qualified in its entirety by reference to such Exhibit.

   In connection with the execution of the Merger Agreement, Mr. Robert E. Martini, Chairman of Bergen, entered into a Support/Voting Agreement, dated August 23, 1997 (the "Support/Voting Agreement"), with Cardinal, pursuant to which Mr. Martini agreed to take certain actions in connection with the proposed Merger, including voting the shares of Bergen Common Stock beneficially owned by him in favor of the Merger at any meeting of shareholders held to consider the Merger. Mr. Martini beneficially owns approximately 5.5% of the outstanding shares of Bergen Common Stock. The Support/Voting Agreement is filed as Exhibit

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99.3 hereto and is incorporated herein by reference.  The foregoing description of the Support/Voting Agreement is qualified in its entirety by reference to such Exhibit.


ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)   Exhibits.

         The following exhibits are filed as part of this report:

99.1 Agreement and Plan of Merger, dated as of August 23, 1997, by and among Cardinal Health, Inc., Bruin Merger Corp. and Bergen Brunswig Corporation.

99.2 Stock Option Agreement, dated August 23, 1997, between Cardinal Health, Inc. and Bergen Brunswig Corporation.

99.3     Support/Voting Agreement, dated August 23, 1997, by and between Robert
         E. Martini and Cardinal Health, Inc.

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                                   SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         BERGEN BRUNSWIG CORPORATION


Dated:  August 27, 1997                  By: /s/ Milan A. Sawdei
                                             ------------------------
                                             Milan A. Sawdei
                                             Executive Vice President,
                                             Chief Legal Officer and Secretary

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                                 EXHIBIT INDEX


EXHIBIT NUMBER                      DESCRIPTION
--------------                      -----------

     99.1 Agreement and Plan of Merger, dated as of August 23, 1997, by and among Cardinal Health, Inc., Bergen Brunswig Corporation and Bruin Merger Corp.


     99.2 Stock Option Agreement, dated August 23, 1997, between Cardinal Health, Inc. and Bergen Brunswig Corporation.


     99.3 Support/Voting Agreement, dated August 23, 1997, by and between Robert E. Martini and Cardinal Health, Inc.





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